Exhibit 10.15

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AGREEMENT

This Agreement made as of this 28th day of December, 2000 (hereinafter referred to as “EFFECTIVE DATE”), between TANABE SEIYAKU CO., LTD., a Japanese corporation having its principal office at 2-10 Dosho-machi 3-chome, Chuo-ku, Osaka, Japan (hereinafter referred to as “TANABE”) and VIVUS, INC., a corporation having its principal office at 1172 Castro Street, Mountain View, CA 94040, USA (hereinafter referred to as “VIVUS”). TANABE and VIVUS are sometimes referred to herein individually as a “Party” or collectively as “Parties”.

WITNESSETH:

WHEREAS, TANABE is the owner of all right, title and interest in certain patents and know-how relating to a selective phosphodiesterase type-5 inhibitor compound referred to by TANABE as “T-1790”, and TANABE desires a collaborator to develop and market such compound;

WHEREAS, VIVUS has extensive capabilities in the development, manufacture and marketing of pharmaceutical products in the USA;

WHEREAS, TANABE and VIVUS have entered into the Secrecy Agreement effective as of the 19th day of June, 2000 (hereinafter referred to as “SECRECY Agreement”), under which TANABE has disclosed to VIVUS data and information relating to the aforesaid compound;

WHEREAS, after reviewing and taking into consideration aforesaid information, VIVUS desires to obtain the right to develop and to market the product containing the aforesaid compound; and

WHEREAS, TANABE is willing to grant the desired right to VIVUS subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties agree as follows:

1.              Definitions.

1.1                               “ADVERSE DRUG REACTION” means any adverse drug reaction as defined in the then current edition of ICH Guidelines and any other relevant regulatory guidelines, whether the ADVERSE DRUG REACTION occurs in the conduct of clinical trials or is reported during post-marketing surveillance or any other means.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.2                               “AFFILIATE” means any corporation or other business entity which directly or indirectly controls, or is controlled by, or under common control with a Party hereto. For the purpose of this definition, “control” means that an entity owns or controls other entity by means of fifty percent (50%) or more of the equity conferring voting rights, or otherwise has the ability to direct the business affairs of other entity.

1.3                               “BULK DRUG TABLETS” means formulated tablets containing COMPOUND in bulk form which if appropriately packaged and labeled would constitute PRODUCT, and which shall be supplied by TANABE pursuant to Section 7.1, and which excludes RAPIDLY DISINTEGRATED TABLET unless otherwise agreed by the Parties.

1.4                               “BULK DRUG SUBSTANCE” means COMPOUND in bulk form which, if appropriately formulated and finished, would constitute PRODUCT, and which shall be supplied by TANABE pursuant to Section 7.1.

1.5                               “CALENDAR QUARTER” means the respective period of three (3) consecutive calendar months as used by VIVUS for financial reporting ending on or about March 31, June 30, September 30 and December 31.

1.6                               “CALENDAR YEAR” means the respective period of about a year as used by VIVUS for financial reporting commencing on January 1 and ending on December 31.

1.7                               “CLINICAL STUDIES” means PHASE I CLINICAL STUDIES, PHASE II CLINICAL STUDIES and PHASE III CLINICAL STUDIES.

1.8                               “COMPOUND” means all the compounds which are selective phosphodiesterase type-5 inhibitor, which compounds are contained within a claim of any unexpired TANABE PATENT no matter when filed or in a claim of a pending application for a TANABE PATENT no matter when filed which is being prosecuted in good faith by or on behalf of TANABE or its AFFILIATE, including without limitation the compound coded as T-1790 by TANABE, chemically known as [***].

1.9                               “CONTROL” or “CONTROLLED” means the right to grant a license or sublicense to intangible property rights (including patent rights, know-how and trade secret INFORMATION), and the right to provide access to or cross-reference to regulatory filings, in each case to the extent not in violation of the terms of any pre-existing agreement or other arrangement with any THIRD PARTY. “CONTROL” expressly includes the right of ownership, in whole or in part.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.10                        “DATE OF FIRST SALE” means the date on which the PRODUCT is first sold in a country in the TERRITORY by VIVUS to a THIRD PARTY (other than 3 VIVUS’ SUBLICENSEES) in a commercial arms length transaction.

1.11                        “DEVELOPMENT PLAN” means the plan for development of the COMPOUND into a PRODUCT in the TERRITORY which is established pursuant to Section 5.6 .

1.12                        “DEVELOPMENT WORK” means all activities relating to obtaining REGULATORY APPROVAL, and activities relating to manufacture of the BULK DRUG SUBSTANCE and PRODUCTS, including but not limited to activities relating to preclinical test, toxicology, pharmacokinetics, CLINICAL STUDIES, manufacturing process, formulation, quality assurance, quality control and regulatory affairs.

1.13                        “DRUG APPROVAL APPLICATION” means an application for product license approvals, health registrations, marketing authorizations, regulatory submissions, notices of compliance and other licenses and permits (NDA and the like) required to be approved before commercial sale or use of a PRODUCT as a drug in a regulatory jurisdiction.

1.14                        “EFFECTIVE DATE” means the date first written above.

1.15                        “EMEA” means The European Agency for the Evaluation of Medicinal Products or any successor entity.

1.16                        “EUROPEAN UNION” means a part of or all of the countries which are then current members of the European Union.

1.17                        “FIELD” means treatment of male erectile dysfunction or female sexual dysfunction in humans.

1.18                        “FDA” means the United States Food and Drug Administration or any successor entity.

1.19                        “IND” means an Investigational New Drug Application filed with the FDA or a corresponding application filed with a regulatory agency with respect to development of a COMPOUND into a PRODUCT in the FIELD applicable in any country in the TERRITORY.

1.20                        “INFORMATION” means all information, techniques, data, inventions, practices, methods, knowledge, know-how, skill, experience, patent applications or test data, generally not known to the public, relating to the FIELD, which is owned or

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONTROLLED by a Party relating to the COMPOUND or a PRODUCT which includes (but not limited to), pharmacological, toxicological, preclinical and clinical test data, analytical and quality control data, packaging, marketing, pricing, distribution, sales and manufacturing data or descriptions, 4 compositions-of-matter of the COMPOUND, assays and biological materials related thereto.

1.21                        “MAJOR EUROPEAN COUNTRY” means the United Kingdom, Germany, France, Italy and Spain.

1.22                        “MANUFACTURING COST” shall mean the manufacturing cost of the BULK DRUG SUBSTANCE, which is manufactured by or on behalf of TANABE (or the PRODUCT manufactured and supplied by or on behalf of VIVUS under Section 8.5), and which includes the following:

(a)                                 Materials Cost, which means the price paid for raw material components and finished goods which are purchased from outside vendors as well as any freight and duty where applicable.

(b)                                 Direct Labor Costs, which means the employment costs attributable to manufacturing the BULK DRUG SUBSTANCE including, without limitation, salary and employee benefits within the relevant manufacturing operating unit.

(c)                                  Overhead Costs, which means the cost of specific activities attributable to manufacturing the BULK DRUG SUBSTANCE that are provided by support functions and are performed at a frequency which is in correlation with the production. Overhead Costs includes, expenses associated with quality assurance testing, batch review, equipment maintenance costs, manufacturing utilities, waste removal, management and administrative expenses, general facilities costs, environmental engineering, property taxes and insurance.

(d)                                 Equipment Depreciation, which means the amortization of the costs of specific manufacturing facility, machinery or equipment dedicated either solely or partly (on a pro rata basis) to the production, calculated in accordance with the applicable generally accepted accounting practices.

It is understood and agreed that the definition of MANUFACTURING COST shall be consistently applied during the term of the Agreement.

1.23                        “NDA” means a New Drug Application submitted to the FDA in the United States for the PRODUCT.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.24                        “NET SALES” means:

(a)                                 with respect to a PRODUCT, the amount invoiced by VIVUS, its AFFILIATES and their SUBLICENSEES for sales of a PRODUCT to a THIRD PARTY in the TERRITORY in a commercial arms length 5 transaction, less estimates which will be adjusted to actual on a periodic basis of: (i) discounts, including cash discounts, rebates paid, credit accrued or actually taken, and retroactive price reductions or allowances actually allowed or granted from the billed amount, and commercially reasonable and customary fees paid to distributors (other than to a distributor that is an AFFILIATE of VIVUS), (ii) credits or allowances actually granted upon claims, rejections or returns of such sales of PRODUCT, including recalls, regardless of VIVUS requesting such recalls, and (iii) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for the items of (i) and (ii) above.

(b)                                 It is understood and agreed that sales or transfers of PRODUCTS between VIVUS, its AFFILIATES and their SUBLICENSEES shall not constitute a “NET SALES” unless such party is an end-user of such product.

(c)                                  For the avoidance of doubt, even if the NON-ORAL PRODUCT is sold in combination with any other active ingredient than the COMPOUND, full NET SALES for such combination NON-ORAL PRODUCT shall be applicable for the calculation of supply price under Section 11.

1.25                        “NON-ORAL PRODUCT” means the PRODUCT other than the ORAL PRODUCT, which NON-ORAL PRODUCT includes, without limitation, the transurethral product and the topical product.

1.26                        “ORAL PRODUCT” means the PRODUCT in oral formulation.

1.27                        “PDE5 INHIBITOR” means a phosphodiesterase type-5 inhibitor.

1.28                        “PHASE I CLINICAL STUDIES” means that portion of the clinical DEVELOPMENT PLAN or DEVELOPMENT WORK which provides for the first introduction into humans of a COMPOUND or PRODUCT including one or more small scale clinical studies conducted in normal volunteers or patients to get INFORMATION on PRODUCT safety, tolerability, pharmacological activity or pharmacokinetics as more fully defined in 21 C.F.R. 312.21(a).

1.29                        “PHASE II CLINICAL STUDIES” means that portion of the clinical DEVELOPMENT PLAN or DEVELOPMENT WORK, which provides for the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

definitive, well controlled clinical trials of a COMPOUND or PRODUCT in patients, including one or more clinical studies conducted in patients and designed to indicate clinical efficacy and safety for a PRODUCT for one or more indications, as well as to obtain an indication of the dosage regimen required, as more fully defined in 21 C.F.R. 312.21(b).

1.30                        “PHASE III CLINICAL STUDIES” means that portion of the clinical 6 DEVELOPMENT PLAN or DEVELOPMENT WORK which provides for one or more large scale clinical studies conducted in a sufficient number of patients to establish a PRODUCT’s clinical efficacy and safety for one or more indications, as more fully defined in 21 C.F.R. 312.21(c).

1.31                        “POST REGISTRATION STUDIES” means clinical studies which are conducted in a particular country after the obtainment of REGULATORY APPROVAL from the appropriate regulatory agency in that country, which studies are conducted for the purpose of enhancing commercial acceptability of a PRODUCT.

1.32                        “PRODUCT” means any product which has been manufactured into a final dosage form, packaged and labeled for use in the FIELD, and which contains the COMPOUND as an active ingredient.

1.33                        “RAPIDLY DISINTEGRATED TABLET” means the COMPOUND in bulk tablet formulation which, if appropriately packaged and finished, would constitute the PRODUCT, which has the feature of disintegrating in the mouth and can be administered without the use of water.

1.34                        “REGULATORY APPROVAL” means all official approvals by government, pricing or health authorities in a country (or supra-national organizations, such as the EMEA) which are required for first sale, including, importation or manufacture of a PRODUCT in such country where required.

1.35                        “SPECIFICATIONS” means the specifications for the supply of the BULK DRUG SUBSTANCE and BULK DRUG TABLETS to VIVUS, a draft of which is attached hereto as Appendix-E, and which shall be amended from time to time as agreed by the Parties and in accordance with the terms of this Agreement.

1.36                        “STEERING COMMITTEE” means representatives from TANABE and VIVUS who are designated respectively by each Party to review the development and marketing of the PRODUCT in the TERRITORY pursuant to Article 4.

1.37                        “SUBLICENSEE” means, with respect to a particular PRODUCT, a THIRD PARTY to whom VIVUS or TANABE has granted a license or sublicense under any

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TANABE PATENTS, VIVUS PATENTS or INFORMATION to make and sell such PRODUCT.

1.38                        “TANABE KNOW-HOW” means all INFORMATION that TANABE discloses to VIVUS under this Agreement and is within the CONTROL of TANABE. It is understood and agreed that TANABE KNOW-HOW does not include TANABE PATENTS.

1.39                        “TANABE PATENT” means the patent which is attached hereto as Appendix A, 7 and any other valid U.S. and foreign patents relating thereto, including without limitation, all substitutions, reissues, renewals, reexaminations, patents of addition, extensions, registrations, confirmations, and all pending patent applications, (including provisional applications, continuations, divisionals and continuation-in-part), which is owned or CONTROLLED by TANABE or its AFFILIATES as of the EFFECTIVE DATE or during the term of this Agreement. The “TANABE PATENT” shall include but not be limited to patents directed to new uses of the compounds claimed within the TANABE PATENT in the FIELD, and patents directed to manufacturing and formulation of the compounds claimed within the TANABE PATENT in the FIELD unless otherwise set forth herein. Notwithstanding anything herein to the contrary, the “TANABE PATENT” shall expressly exclude any claims within patents directed to formulations of the RAPIDLY DISINTEGRATED TABLET whether made by or on behalf of TANABE or its AFFILIATES before or after the EFFECTIVE DATE.

1.40                        “TERRITORY” means all the countries in the world excluding Japan, Democratic People’s Republic of Korea (North Korea), Republic of Korea (South Korea), People’s Republic of China (PRC including Hong Kong and Macao), Republic of China (Taiwan), Singapore, Indonesia, Malaysia, Thailand, Vietnam and the Philippines.

1.41                        “THIRD PARTY” means any entity other than TANABE or VIVUS or their respective AFFILIATES.

1.42                        “TRADEMARK” means the trademark which shall be used for the marketing of the PRODUCT in the TERRITORY, which trademark may be the same or different from the trademark used for the marketing of the PRODUCT outside the TERRITORY.

1.43                        “VIVUS KNOW-HOW” means all INFORMATION which VIVUS discloses to TANABE under this Agreement and is within the CONTROL of VIVUS. It is understood and agreed that VIVUS KNOW-HOW does not include VIVUS PATENTS.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.44                        VIVUS PATENT” means valid U.S. and foreign patents, including without limitation, all substitutions, reissues, renewals, reexaminations, patents of addition, extensions, registrations, confirmations, and all pending patent applications, (including provisional applications, continuations, divisionals and continuation-in-part), which, absent rights thereunder, would be infringed by the research, development, manufacture, use, importation, sale or offer for sale of a COMPOUND or a PRODUCT in the FIELD, and is owned or CONTROLLED by VIVUS or its AFFILIATE as of the EFFECTIVE DATE or during the term of this Agreement. The “VIVUS PATENT” shall include but not limited to patents directed to new uses of the COMPOUND or PRODUCT in the FIELD, and 8 patents directed to formulating the PRODUCT in the FIELD.

2.                                      Grant of Right.

2.1                               Grant of License under TANABE PATENT and TANABE KNOW-HOW. TANABE hereby grants to VIVUS, and VIVUS hereby accepts, an exclusive license, with the right to grant and authorize sublicenses pursuant to Section 2.3, to develop, manufacture, have manufactured, use, import, sell, offer to sell, register and market the PRODUCT (or the COMPOUND where applicable) in the FIELD in the TERRITORY under the TANABE PATENT and the TANABE KNOW-HOW. However, it is expressly understood between the Parties that VIVUS shall not have the right to manufacture the BULK DRUG SUBSTANCE or BULK DRUG TABLETS unless otherwise agreed.

2.2                               Extension of the License to AFFILIATE. VIVUS shall have the right to extend its rights under the license granted hereunder to one or more of its AFFILIATES, provided, that VIVUS shall (i) notify TANABE the names of such AFFILIATE reasonably prior to such extension, (ii) retain control over that portion of DEVELOPMENT WORK which such AFFILIATE is performing and (iii) remain responsible to TANABE for such AFFILIATE’s compliance with all obligations under this Agreement which apply to such AFFILIATE.

2.3                               Sublicense. VIVUS may grant sublicenses under the license granted under Section 2.1 to one or more THIRD PARTIES; provided, VIVUS: (i) notifies and consults with TANABE with respect to the selection of SUBLICENSEES, (ii) uses its reasonable efforts to sublicense to a THIRD PARTY that will maximize the sale of PRODUCTS, and (iii) uses its best efforts to include in any such sublicense the obligation that such SUBLICENSEE not develop or commercialize or in-license another PDE5 INHIBITOR compound for a period of five (5) years following the effective date of such sublicense agreement. VIVUS shall (i) retain control over that portion of DEVELOPMENT WORK which such SUBLICENSEE is performing, if any, and (ii) remain responsible to TANABE for such SUBLICENSEE’s compliance

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with all obligations under this Agreement which apply to such SUBLICENSEE. In case of sublicense to a THIRD PARTY, the performance of the obligations of any such SUBLICENSEE shall be deemed guaranteed by VIVUS.

2.4                               Tanabe’s Co-Promotion Right. Notwithstanding the foregoing Section 2.1, TANABE shall have the option to obtain the right to co-promote with VIVUS or its SUBLICENSEE up to [***] of the promotional efforts in the TERRITORY for the ORAL PRODUCT, such option to be exercised and negotiated within five (5) months following VIVUS’ disclosure to TANABE of the data and report for such ORAL PRODUCT following completion of the first successful PHASE II CLINICAL STUDY for such ORAL PRODUCT. The terms of such agreement shall be negotiated in good faith and reasonably agreed by both parties. The promotional efforts of each Party shall be determined by 9 market potential as well as the marketing strength of each Party and its AFFILIATES (or SUBLICENSEE in case of VIVUS) in that country or region.

2.5                               License under VIVUS PATENT and VIVUS KNOW-HOW to TANABE for PRODUCT. VIVUS hereby grants to TANABE the following right under VIVUS PATENT and VIVUS KNOW-HOW:

(a)                                 for the term of this Agreement and thereafter, an exclusive and royalty-free license to develop, make, have made, use, import, sell, offer to sell, register and market any ORAL PRODUCT being developed or sold hereunder by VIVUS, with a right to sublicense, solely outside the TERRITORY in the FIELD.

(b)                                 during the term of this Agreement, an exclusive option to obtain an exclusive license to develop, use, import, sell, offer to sell, register and market any NON-ORAL PRODUCT being developed or sold hereunder by VIVUS, with a right to sublicense, outside the TERRITORY in the FIELD for the term of this Agreement and thereafter. The terms and conditions of such license shall be negotiated in good faith and shall be based on reasonable terms common in the pharmaceutical industry, including a reasonable royalty payable to VIVUS for using the VIVUS PATENT and VIVUS KNOW-HOW relating to such NON-ORAL PRODUCT.

(c)                                  during the term of this Agreement and thereafter, a semi-exclusive and royalty-free license to use, import, sell, offer to sell, register and co-promote any COMPOUND or PRODUCT being developed or sold hereunder by VIVUS in the TERRITORY, solely to the extent that TANABE elects and is granted the right to perform co-promotion of such PRODUCT pursuant to Section 2.4.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Should royalties be due to a THIRD PARTY under any sublicense granted to TANABE hereunder, TANABE shall be obligated to pay such royalties and comply with all terms and conditions of such THIRD PARTY license.

2.6                               Non-compete. VIVUS agrees not to develop, market, in-license or out-license any PDE5 INHIBITOR compounds other than the COMPOUNDS, for use in the FIELD during the term of this Agreement. TANABE shall have the right to in-license and/or conduct pre-clinical work on any PDE5 INHIBITOR compounds, other than the COMPOUNDS, for use in the FIELD (each a “Next Generation Compound”); provided, TANABE shall grant to VIVUS an exclusive right of first refusal to conduct clinical studies in order to develop and commercialize within the TERRITORY such Next Generation Compounds owned or CONTROLLED by TANABE. Such right may be exercised by VIVUS within four (4) years after first commercial sale of a PRODUCT by VIVUS. The terms of such agreement shall be negotiated in good faith and mutually agreeable to both Parties; provided, in no event shall VIVUS be required to pay any upfront licensing fee and any milestone fees for the rights to such Next Generation 10 Compound, which fees it has already paid under the terms of this Agreement for the COMPOUND (e.g. if VIVUS elects to license in a Next Generation Compound after it has already paid the PHASE II CLINICAL STUDY milestone for a COMPOUND, then it shall have no obligation to pay a milestone payment upon commencement of PHASE II CLINICAL STUDIES for such Next Generation Compound). It is understood and agreed that during such period (i.e. four (4) years after first commercial sale of a PRODUCT by VIVUS), TANABE and its AFFILIATES may not grant a THIRD PARTY the right to conduct clinical studies on Next Generation Compounds in any country in the world; provided, if VIVUS exercises its right of first refusal to a particular Next Generation Compound pursuant to this Section, TANABE shall have the right to grant a THIRD PARTY the right to conduct clinical studies on such Next Generation Compound solely outside TERRITORY.

3.                                      Disclosure and Exchange of INFORMATION.

3.1                               Disclosure of INFORMATION. Within forty five (45) days following the EFFECTIVE DATE, TANABE shall disclose and make available to VIVUS without charge, all preclinical, clinical or regulatory INFORMATION, including copies of all preclinical and clinical reports, (i) which is known by TANABE, (ii) which directly concerns the COMPOUND or the PRODUCT and (iii) which TANABE in its commercially reasonable sole discretion considers to be useful or necessary for VIVUS to exercise the license granted under Article 2. Thereafter, during the term of the Agreement, each Party shall disclose and make available to the other Party without charge, all relevant INFORMATION, including copies of all preclinical and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

clinical reports, known by such Party which in its commercially reasonable sole discretion it considers to be useful or necessary for the other Party to exercise the rights and licenses expressly granted herein. The exchanges of INFORMATION hereunder shall be undertaken in written or oral form as soon as reasonably possible after the obtainment thereof, as necessary, and through regular meetings. The initial disclosure and the exchanges of INFORMATION hereunder shall be (i) made in English, (ii) undertaken in written form as soon as reasonably possible after the obtainment thereof, (iii) treated as confidential information of the Party disclosing such INFORMATION subject to Article 18 and (iv) made in the following manner:

(a)                                 the Party disclosing the INFORMATION (hereinafter referred to as the “Disclosing Party”) shall provide to the other Party (hereinafter referred to as the “Receiving Party”) the list of the INFORMATION in English.

(b)                                 promptly upon the receipt of such list, the Receiving Party shall indicate to the Disclosing Party, in writing, the items in the list, of which it desires to receive the content from the Disclosing Party, and (c) promptly after the receipt of the notice indicating the items from the Receiving Party, the Disclosing Party shall provide to the Receiving Party 11 the content of the items which were indicated pursuant to foregoing Section 3.1(b).

Each Party agrees not to use INFORMATION disclosed by the other Party, other than for the rights and licenses expressly granted herein. Notwithstanding the foregoing, INFORMATION relating to the manufacture of the BULK DRUG SUBSTANCE or BULK DRUG TABLETS need not be disclosed by TANABE, except as required for regulatory filings, submissions, approvals and/or audits.

3.2                               TANABE INFORMATION Disclosure Prior to the EFFECTIVE DATE. TANABE represents and warrants that it has produced or provided access to VIVUS prior to the EFFECTIVE DATE all material INFORMATION relating to the safety of the COMPOUND or the PRODUCT, including, but not limited to, material INFORMATION concerning ADVERSE DRUG REACTION, toxicity or sensitivity reactions and incidents and the severity thereof with respect to any tests or studies conducted by TANABE or its contractors relating to the COMPOUND or the PRODUCT. In addition, TANABE represents and warrants that it has provided access to VIVUS prior to the EFFECTIVE DATE, all material INFORMATION, relating to the efficacy of the COMPOUND and the PRODUCT and preclinical and clinical work and studies relating to the COMPOUND and the PRODUCT.

3.3                               Disclosure of INFORMATION from THIRD PARTY. In case either Party hereto intends to have the research, development, manufacture, use or marketing of the COMPOUND or the PRODUCT conducted by any THIRD PARTY or otherwise

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

license such right to any THIRD PARTY (to the extent permitted under this Agreement), such Party shall include in the agreement to be concluded with such THIRD PARTY a provision allowing such Party to disclose to and have used by the other Party any and all information, techniques, data, inventions, practices, methods, knowledge, know-how, skill, experience or test data relating to COMPOUND or PRODUCT for use in the FIELD which is disclosed to such Party by such THIRD PARTY.

4.                                      STEERING COMMITTEE.

The STEERING COMMITTEE shall have the primary role in ensuring the success of the PRODUCT, during the development and marketing in the TERRITORY. The STEERING COMMITTEE will operate in accordance with the STEERING COMMITTEE Guidelines attached hereto as Appendix-C.

5.                                      Development.

5.1                               DEVELOPMENT WORK. VIVUS shall, at its own cost and expense, conduct the DEVELOPMENT WORK to seek REGULATORY APPROVAL of the PRODUCTS in the TERRITORY. VIVUS shall not, however, be responsible for DEVELOPMENT WORK as it relates to seeking REGULATORY APPROVAL of the PRODUCTS outside the TERRITORY or the manufacturing scale-up and 12 production of validation batches of the BULK DRUG TABLETS (or the BULK DRUG SUBSTANCE where applicable). Rather, such shall be TANABE’s responsibility at its own costs and expense. Such work as the manufacturing scale-up, production of validation batches and the manufacture of the BULK DRUG TABLETS and BULK DRUG SUBSTANCE shall be carried out by TANABE using reasonable commercial efforts and in a timely manner in accordance with the DEVELOPMENT PLAN so as not to delay VIVUS’ initiation of CLINICAL STUDIES, filing of DRUG APPROVAL APPLICATIONS or launch of the PRODUCTS. It is understood and agreed by the Parties that VIVUS may conduct its activities under this Article 5 by itself or through its designees, subject to TANABE’s prior approval, such approval not to be unreasonably withheld. TANABE agrees to act promptly in evaluating potential designees and in no case shall take more than ten (10) business days to render its decision.

5.2                               CLINICAL STUDIES Protocols. VIVUS shall inform TANABE, in writing, of the draft protocol for such CLINICAL STUDIES for TANABE’s review and consideration, before commencement of any CLINICAL STUDIES for the COMPOUND or the PRODUCTS conducted by it in the TERRITORY. Once so informed, TANABE will have ten (10) business days to review and provide comments on the draft protocol. In addition, should TANABE request any change or

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

addition to such draft protocol for the purpose of using the data generated under the DEVELOPMENT WORK in the TERRITORY for TANABE’s development outside the TERRITORY, then TANABE shall promptly notify VIVUS to such effect, and VIVUS shall accommodate such request to the extent such request is reasonably acceptable by VIVUS. If such request causes additional costs to VIVUS, TANABE shall reimburse such additional costs to VIVUS in full.

5.3                               DRUG APPROVAL APPLICATION and REGULATORY APPROVAL. VIVUS shall use commercially reasonable efforts to undertake the compilation, submission and prosecution, in timely manner, of all necessary data, documents and DRUG APPROVAL APPLICATION in a format acceptable to the applicable regulatory authorities in the TERRITORY, including but not limited to the FDA and the EMEA, required to obtain REGULATORY APPROVAL for the PRODUCTS for use in the FIELD. This shall include obtaining all necessary labeling for the PRODUCTS. In addition, VIVUS shall use commercially reasonable efforts to maintain the REGULATORY APPROVAL obtained under this Section 5.3 VIVUS shall solely own all such DRUG APPROVAL APPLICATION and REGULATORY APPROVAL in the TERRITORY. VIVUS shall collaborate with TANABE to the extent legally permitted, in order to enable TANABE to prepare, if necessary, DRUG APPROVAL APPLICATION in the FIELD, and obtain, if necessary, REGULATORY APPROVALS for the PRODUCTS outside the TERRITORY.

5.4                               Costs and Expense. VIVUS shall be fully responsible for bearing all costs and expense associated with undertaking and completing said registration activities in the TERRITORY, including but not limited to the costs of preparing and prosecuting DRUG APPROVAL APPLICATION and fees payable to regulatory agencies in obtaining and maintaining REGULATORY APPROVAL. TANABE shall be fully responsible for bearing all costs and expense associated with undertaking and completing said registration activities outside of the TERRITORY, including but not limited to the costs of preparing and prosecuting DRUG APPROVAL APPLICATION and fees payable to regulatory agencies in obtaining and maintaining REGULATORY APPROVAL.

5.5                               Diligence. VIVUS shall use such diligence as giving the first or top priority to the development of the COMPOUND into the PRODUCT and the obtainment of its REGULATORY APPROVAL, among those products which are then developed by its clinical development team for urinary diseases. If TANABE in its reasonable judgment concludes that VIVUS has failed with respect to such diligence, it shall notify VIVUS in writing and VIVUS shall have ninety (90) days to cure such failure. If VIVUS has not cured such failure within such time, and if such failure cannot be justified in a commercially reasonable manner consistent with the pharmaceutical business and scientific judgment (which cause includes but not limited to such case

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

where the result of the CLINICAL STUDIES negatively and drastically affects the commercial potential of the PRODUCT), such failure may constitute a breach of this Agreement and TANABE may terminate this Agreement pursuant to the terms of Section 20.2. It is understood and agreed that any dispute arising out of the interpretation or enforcement of this Section shall be settled by arbitration pursuant to the provisions of Article 28.

5.6                               DEVELOPMENT PLAN. VIVUS shall prepare, in consultation with TANABE, and provide to the STEERING COMMITTEE, within sixty (60) days after the EFFECTIVE DATE , a reasonably detailed DEVELOPMENT PLAN proposal pursuant to which the DEVELOPMENT WORK will be performed. The STEERING COMMITTEE shall review such proposal and approve an initial DEVELOPMENT PLAN, with such changes as the STEERING COMMITTEE agree to the plan proposed by VIVUS, no later than thirty (30) days after its submission by VIVUS, such initial DEVELOPMENT PLAN to be attached hereto as Exhibit B. The STEERING COMMITTEE shall review and update the DEVELOPMENT PLAN from time to time as necessary.

5.7                               Development Milestone. If any of the following milestones is in jeopardy of not being met in the United States or in any of the MAJOR EUROPEAN COUNTRY, the STEERING COMMITTEE shall discuss and determine the action plan to catch up with such milestone in jeopardy.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Milestone		Timing

(a)	Commencement of the first PHASE II CLINICAL STUDIES for any PRODUCT.

Date, which represents six (6) months after the commencement of PHASE II CLINICAL STUDIES set forth in the initial DEVELOPMENT PLAN, to be provided once the DEVELOPMENT PLAN is agreed upon pursuant to Section 5.6.

(b)	Commencement of the first PHASE III CLINICAL STUDIES for any PRODUCT.

Date, which represents six (6) months after the commencement of PHASE III CLINICAL STUDIES set forth in the initial DEVELOPMENT PLAN, to be provided once the DEVELOPMENT PLAN is agreed upon pursuant to Section 5.6.

5.8                               Submission of the Files relating to the REGULATORY APPROVAL. VIVUS shall promptly furnish TANABE with copies of all the files submitted to the competent authorities to apply for the REGULATORY APPROVAL, copies of the certificates of the REGULATORY APPROVAL obtained, and any communications received from or decisions made by the competent authorities.

6.                                      Marketing.

6.1                               Marketing Efforts. VIVUS agrees to use (i) commercially reasonable efforts consistent with its normal business practices to maximize the market potential of the PRODUCT and (ii) at least the same efforts in any and all aspects including without limitation, call number, budget and promotional cost, as it uses to market its own products. VIVUS agrees to use its best commercial efforts to market the PRODUCT within six (6) months of REGULATORY APPROVAL for such PRODUCT in each country in the TERRITORY.

With respect to any country in the TERRITORY, if VIVUS does not launch a PRODUCT within three (3) years after the earliest DATE OF FIRST SALE of such PRODUCT in the United States or any MAJOR EUROPEAN COUNTRY, VIVUS agrees that the license granted hereunder in such country for such PRODUCT shall revert to TANABE upon request by TANABE, unless VIVUS can reasonably justify that, with respect to such country in the TERRITORY, (i) the launch of such PRODUCT within three (3) years would be detrimental to the global development and commercial viability of such PRODUCT or (ii) the launch of the PRODUCT

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

within three (3) years has not been achieved due to the REGULATORY APPROVAL not being obtained in spite of VIVUS’ continuous efforts pursuant to Section 5.5 and the foregoing provisions of the first paragraph of this Section 6.1, or (iii) the launch of the PRODUCT within three (3) years has not been achieved due to other governmental constraints and/or controls.

6.2                               POST-REGISTRATION STUDIES. VIVUS shall have the right to conduct by itself or through its designee POST-REGISTRATION STUDIES in the TERRITORY for PRODUCTS sold by VIVUS, its AFFILIATES or its SUBLICENSEES. If VIVUS decides to conduct POST-REGISTRATION STUDIES, VIVUS shall inform TANABE and shall take TANABE’s opinion into due consideration in conducting such studies. The results of such POST-REGISTRATION STUDIES will be fully shared with TANABE. ADVERSE DRUG REACTIONS and all other safety INFORMATION occurring in POST-REGISTRATION STUDIES will be reported as described in Article 19.

6.3                               Pricing, Pricing Approvals and PRODUCT Distribution. To the extent reasonably possible and beneficial for the marketability of the PRODUCT, VIVUS shall use its reasonable efforts to obtain the optimum pricing or reimbursement price for PRODUCTS. VIVUS shall set all optimum prices for all PRODUCTS in the TERRITORY and shall be responsible for distribution of each PRODUCT in the TERRITORY and shall record all sales for PRODUCTS in the TERRITORY.

6.4                               Product Recalls. If VIVUS believes that a recall of a PRODUCT sold by it is necessary, VIVUS shall promptly undertake such recall following notification to TANABE. The decision of VIVUS concerning such recall shall be final. Likewise, if TANABE believes that a recall of a PRODUCT sold by it outside of the TERRITORY is necessary, TANABE may promptly undertake such recall following notification to VIVUS. The decision of TANABE concerning such recall shall be final.

6.5                               Advertising and Promotion. With respect to printed promotional materials (including advertisements appearing in journals or internets), printed educational materials, PRODUCT labeling, and documentary INFORMATION, TANABE’s name shall appear on such materials and reference to TANABE shall be in the form that references TANABE as the licensor, provided such is permitted by the applicable laws and regulations. All promotional and advertising materials to be used by VIVUS for the PRODUCT to be sold by it which includes but not limited to the materials mentioned above, shall be prepared by VIVUS or its designee at their own costs and expense. VIVUS shall send to TANABE copies of such materials for the PRODUCT to be sold by it prior to its use.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.6                               Sales Forecast and Marketing Strategies. VIVUS shall inform TANABE, six (6) months in advance, of a sales forecast as well as marketing strategies for the PRODUCT for each CALENDAR YEAR. TANABE may give VIVUS opinions and suggestions to assist VIVUS’ activities for marketing of the PRODUCT. Such forecasts may be adjusted quarterly by VIVUS.

6.7                               Reports on Marketing. VIVUS shall promptly render to TANABE the following reports:

(a)                                 Semi-annual reports on the sales of the PRODUCT sold by VIVUS in terms of units and value, (b) Semi-annual reports on the quantities of the BULK DRUG SUBSTANCE and the PRODUCT held by VIVUS in their inventories, and (c) Reports, when requested by TANABE, outlining the situation of competitors’ products and other market information relating to the PRODUCT in the TERRITORY.

7.                                      Manufacture and Supply of the BULK DRUG TABLETS and BULK DRUG SUBSTANCE.

7.1                               Manufacture and Supply of the BULK DRUG TABLETS and BULK DRUG SUBSTANCE. TANABE shall use its commercially reasonable efforts to manufacture and supply to VIVUS, either by itself or by a THIRD PARTY manufacturer, BULK DRUG TABLETS for the ORAL PRODUCT and BULK DRUG SUBSTANCE for the formulation and manufacturing of NON-ORAL PRODUCTS. Detailed conditions for manufacture and supply of the BULK DRUG TABLETS and BULK DRUG SUBSTANCE shall be set forth in Appendix-D.

7.2                               Supply during CLINICAL STUDIES. TANABE shall supply the BULK DRUG SUBSTANCE reasonably needed by VIVUS for pre-clinical studies and CLINICAL STUDIES. The BULK DRUG SUBSTANCE shall be supplied, (i) free of charge, for all pre-clinical studies, PHASE I CLINICAL STUDIES and PHASE II CLINICAL STUDIES, and (ii) at the price of [***] per kilogram [***] (FCA place of manufacture, Incoterms 2000) for all PHASE III CLINICAL STUDIES, or to the extent necessary, validation for manufacture of the PRODUCTS.

7.3                               Manufacture of the BULK DRUG SUBSTANCE and BULK DRUG TABLETS by a THIRD PARTY. In the event TANABE fails to supply BULK DRUG SUBSTANCE and/or BULK DRUG TABLETS to VIVUS (i) for conducting CLINICAL STUDIES, or (ii) that meet the SPECIFICATIONS, or (iii) for fulfilling market demand for the PRODUCTS, the Parties shall meet and discuss in good faith a remedy for such failure. In the event that TANABE is unable to cure such failure within a reasonable period of time, VIVUS shall have the right to designate a THIRD PARTY

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

manufacturer, reasonably acceptable to TANABE, to manufacture and supply the BULK DRUG SUBSTANCE and/or BULK DRUG TABLETS, as applicable, to VIVUS. In such event, TANABE shall provide reasonable assistance to VIVUS and such THIRD PARTY manufacturer to ensure that supply of the BULK DRUG SUBSTANCE and/or BULK DRUG TABLETS to VIVUS is not unreasonably disrupted. TANABE shall maintain a commercially reasonable quantity of BULK DRUG SUBSTANCE and BULK DRUG TABLETS at two remote locations in order to ensure a continuous adequate supply of each to VIVUS.

8.                                      Manufacture of the PRODUCT.

8.1                               Manufacture of the PRODUCT. VIVUS shall be responsible for manufacturing the PRODUCT using the BULK DRUG SUBSTANCE and BULK DRUG TABLETS supplied by TANABE pursuant to Article 7. It is understood and agreed that VIVUS’ manufacture of the PRODUCT using BULK DRUG TABLETS shall be limited to packaging and labeling of such PRODUCTS.

8.2                               Inspection of Samples by TANABE. TANABE shall have the right to be provided with reasonable quantities of free of charge samples of the PRODUCT in order to inspect the packaging of the PRODUCT, such quantities to be mutually agreed by the Parties.

8.3                               Manufacture of the PRODUCT by a THIRD PARTY. In case VIVUS wishes to have manufactured the PRODUCT hereunder from the BULK DRUG SUBSTANCE or BULK DRUG TABLETS by a THIRD PARTY manufacturer, VIVUS shall inform TANABE of the name of such THIRD PARTY. TANABE shall have the right to approve or reject within sixty (60) days after receipt of such written notification indicating the name of such THIRD PARTY, such approval not to be unreasonably withheld, provided that in the event VIVUS does not receive a written answer from TANABE indicating its approval or rejection of such THIRD PARTY within such sixty (60) days period, TANABE shall be deemed to have approved the appointment of such THIRD PARTY.

8.4                               Inspection of the Plants. Each Party may upon reasonable notice to the other Party inspect the plant and premises used by, and processes and records of the packaging or storage employed by a Party (or THIRD PARTY manufacturer where applicable) in connection with the BULK DRUG SUBSTANCE, BULK DRUG TABLETS, or the PRODUCT, as applicable.

8.5                               Supply of the NON-ORAL PRODUCT to TANABE. If TANABE wishes to purchase the NON-ORAL PRODUCT manufactured by or on behalf of VIVUS pursuant to Section 8.1 for use in its development, registration, use, sale or marketing outside the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TERRITORY and in the FIELD, VIVUS shall supply TANABE, to the extent possible, with the NON-ORAL PRODUCT on terms to be negotiated pursuant to Section 2.5(b) of this Agreement.

9.                                      Down Payment upon Signing.

In consideration of the licenses granted by TANABE to VIVUS hereunder, VIVUS shall make the following payments to TANABE:

(a)                                 a non-refundable and non-creditable signing down payment to TANABE of [***], within one (1) week after the later effective date of signature of this Agreement by both Parties; and

(b)                                 a non-refundable and non-creditable payment to TANABE of [***], by February 28, 2001, subject to VIVUS satisfaction of the results of (i) its due diligence review of the INFORMATION provided by TANABE and (ii) Dr. [***] experiments with T-1790 (VIVUS shall provide the results of Dr. [***] experiments with T-1790 to TANABE). If VIVUS is not satisfied with such results or fails to make such payment, this Agreement shall terminate.

10.                               Milestone Payments.

In further consideration of the licenses granted by TANABE to VIVUS hereunder, VIVUS shall make the following non-refundable and non-creditable milestone payments to TANABE as such milestones are achieved:

(a)                                 For the ORAL PRODUCT for male erectile dysfunction:

(1)         [***], upon the enrollment of the first patient in the first PHASE II CLINICAL STUDIES in the TERRITORY.

(2)         [***], upon the enrollment of the first patient in the first PHASE III CLINICAL STUDIES in the TERRITORY,

(3)         [***], upon the first submission of a NDA (or any equivalent license in the TERRITORY),

(4)         [***], upon obtainment of REGULATORY APPROVAL in the United States, and

(5)         [***] upon obtainment of the first REGULATORY APPROVAL in any MAJOR EUROPEAN COUNTRY.

(b)                                 For the NON-ORAL PRODUCT for male erectile dysfunction:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(1)         [***], upon the enrollment of the first patient in the first PHASE II CLINICAL STUDIES in the TERRITORY,

(2)         [***], upon the first submission of a NDA (or any equivalent license in the TERRITORY), and

(3)         [***], upon obtainment of REGULATORY APPROVAL in the United States, and [***] upon obtainment of the first REGULATORY APPROVAL in any MAJOR EUROPEAN COUNTRY.

(c)                                  For the ORAL PRODUCT for female sexual dysfunction:

(1)         [***], upon the first submission of a NDA (or any equivalent license) in the TERRITORY, and

(2)         [***] upon obtainment of REGULATORY APPROVAL in the United States, and [***], upon obtainment of the first REGULATORY APPROVAL in any MAJOR EUROPEAN COUNTRY.

(d)                                 For the NON-ORAL PRODUCT for female sexual dysfunction:

(1)         [***], upon the enrollment of the first patient in the first PHASE III CLINICAL STUDIES in the TERRITORY,

(2)         [***], upon the first submission of a NDA (or any equivalent license) in the TERRITORY, and

(3)         [***] upon obtainment of REGULATORY APPROVAL in the United States, and [***], upon obtainment of any REGULATORY APPROVAL in any MAJOR EUROPEAN COUNTRY.

(e)                                  [***], when the total NET SALES during any CALENDAR YEAR for the ORAL PRODUCT sold by VIVUS, its AFFILIATES and its SUBLICENSEES exceed [***], the amount of which shall be calculated using the currency conversion method consistent with the method set forth in Section 12.3.

VIVUS shall notify TANABE in writing within thirty (30) days upon the achievement of each milestone, such notice to be accompanied by the appropriate milestone payment. It is understood and agreed that each milestone payment in Section 10 (a) through (e) above shall be paid only once upon achievement of the particular milestone.

11.                               Supply Price.

11.1                        Supply Price for ORAL PRODUCT. The supply price (FCA place of manufacture, Incoterms 2000) to be paid to TANABE by VIVUS for its commercial use of the BULK DRUG TABLETS for ORAL PRODUCT shall be calculated based on a

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

percentage of annual (CALENDAR YEAR basis) total NET SALES in the TERRITORY according to the following:

Annual Total NET SALES in the TERRITORY	Supply Price

For the portion up to [***]	[***] of the NET SALES

For the portion in excess of [***] and up to [***]	[***] of the NET SALES

For the portion in excess of [***]	[***] of the NET SALES

11.2                        Supply Price for NON-ORAL PRODUCT. The supply price (FCA place of manufacture, Incoterms 2000) to be paid to TANABE by VIVUS for its commercial use of the BULK DRUG SUBSTANCE for the formulation and manufacture of NON-ORAL PRODUCT shall be calculated based on a percentage of annual (CALENDAR YEAR basis) total NET SALES in the TERRITORY according to the following:

Annual Total NET SALES in the TERRITORY	Supply Price

For the portion up to [***]	[***] of the NET SALES

For the portion in excess of [***] and up to [***]	[***] of the NET SALES

For the portion in excess of [***]	[***] of the NET SALES

11.3                        Revision of Supply Price. Notwithstanding the foregoing Section 11.1 and 11.2, in case either Party cannot obtain a reasonable profit from the PRODUCT business, the Parties shall discuss in good faith to revise the supply price, taking into consideration (i) their MANUFACTURING COST, (ii) NET SALES per one (1) treatment and (iii) the balance of the profit of the Parties, provided however that, in no event TANABE shall be obliged to supply the BULK DRUG TABLETS or the BULK DRUG SUBSTANCE at the price less than their MANUFACTURING COST.

11.4                        Retroactive Adjustment. The supply price shall be determined based on the average NET SALES of the immediately preceding CALENDAR QUARTER; provided, however, that if the actual amount of the NET SALES is not available, an estimated NET SALES shall be used for the calculation of the supply price and the necessary retroactive adjustment shall be made immediately after the actual amount of the NET SALES becomes available.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.5                        Cash Remittance. For all purchases of the BULK DRUG SUBSTANCE from TANABE, VIVUS shall pay to TANABE by means of cash remittance (by bank transfer) payable within sixty (60) days after the date of TANABE’s invoice.

12.                               Payment of the Down Payment, Milestone Payments and Supply Price Payments.

The following Sections 12.1 through 12.7 shall apply to the supply price payments under Article 11, and the applicable parts of Sections 12.1 through 12.7 shall apply also to the down payment under Article 9 and milestone payments under Article 10:

12.1                        Report of Sales Amount. Within sixty (60) days from the end of each CALENDAR QUARTER, VIVUS shall send TANABE the reports of such CALENDAR QUARTER describing the invoiced sales amount of the PRODUCT and the NET SALES in such CALENDAR QUARTER along with its calculation. VIVUS shall keep accurate records in sufficient detail to enable any payment payable hereunder to be determined.

12.2                        Payment Account. All payments including down payment, milestone payments and supply price payment shall be made by wire transfer, if possible, to an account designated by TANABE from time to time; provided, however, that in the event TANABE fails to designate such account, VIVUS may remit such payments to TANABE to the address applicable for the receipt of notices hereunder; provided, further, that any notice by TANABE of such account or change in such account, shall not be effective until thirty (30) days after receipt thereof by VIVUS, except for the initial down payment under Article 9 which shall be notified to VIVUS reasonably prior to or upon the later effective date of signature of this Agreement by both Parties.

12.3                        Currency. The supply price payment shall be made in United States Dollars or any successor currency. The method of currency conversion from local currency into United States Dollars shall be made by using the exchange rate for the purchase of United States Dollars reported by the Wall Street Journal on the last business day of the CALENDAR QUARTER to which such payments relate.

12.4                        Right to Audit. TANABE shall have the right, upon prior notice to VIVUS, not more than once in any CALENDAR YEAR, through an independent certified public accountant selected by TANABE and acceptable to VIVUS, which acceptance shall not be unreasonably refused, to have access during normal business hours to those records of VIVUS as may be reasonably necessary to verify the accuracy of the reports required to be furnished by VIVUS pursuant to Section 12.1. If such independent certified public accountant’s report correctly shows any underpayment of

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

supply price by VIVUS, VIVUS shall remit to TANABE within thirty (30) days after VIVUS’ receipt of such report:

(a)                                 the amount of such underpayment;

(b)                                 interest on the underpayment which shall be calculated pursuant to Section 12.5; and

(c)                                  the reasonably necessary fees and expenses of such independent certified public accountant performing the audit, if such underpayment exceeds five (5%) percent of the total supply price payment owed for the CALENDAR YEAR then being reviewed. Otherwise, TANABE’s accountant’s fees and expenses shall be borne by TANABE. Any overpayment of supply price payment shall be fully creditable against future supply price payment payable in any subsequent periods. Upon the expiration of thirty-six (36) months following the end of any CALENDAR YEAR, the calculation of supply price payment payable with respect to such CALENDAR YEAR shall be binding and conclusive on TANABE and VIVUS, unless an audit for such CALENDAR YEAR is initiated before expiration of such thirty-six (36) months.

Should VIVUS not agree with the report, VIVUS may submit its own report within ninety (90) days of receiving TANABE’s report. If the two reports differ, the Parties shall meet and discuss how to resolve the discrepancy. If the Parties fail to reach agreement, the Parties will resolve the dispute as recited in Article 28.

12.5                        Overdue Payment. In the event any payment due hereunder is not made when due, the payment shall accrue interest (beginning on the date such payment is due) calculated at the rate of one (1%) percent per month and such payment when made shall be accompanied by all interest so accrued.

12.6                        Record of Sales. Notwithstanding anything herein to the contrary, VIVUS shall keep, or cause to be kept, records of the sales of the PRODUCT under this Agreement for a period of seven (7) years after the expiration of each CALENDAR YEAR. Upon the request by TANABE, VIVUS shall supply TANABE with such records which may be submitted to the tax authority, and shall give TANABE any reasonable assistance in relation thereto.

12.7                        Taxes. TANABE shall pay any and all taxes levied on account of down payment, milestone payments and supply price payments it receives under this Agreement. If laws or regulations require that taxes be withheld, VIVUS will (i) deduct those taxes from the otherwise remittable payments, (ii) timely pay the taxes to the proper taxing

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

authority, and (iii) give TANABE any reasonable assistance, which shall include the provision of such documentation as may be required by the tax authority to enable TANABE to claim exemption from or obtain a repayment of or reduction of tax.

13.                               Inventory.

VIVUS shall maintain commercially reasonable quantities of the BULK DRUG SUBSTANCE and the PRODUCT. Such inventories shall be commercially reasonably sufficient to meet the market requirements.

14.                               Maintenance and Abandonment of Patent.

Each Party shall use its reasonable efforts to prosecute and maintain its respective patents worldwide (the TANABE PATENTS with respect to TANABE and the VIVUS PATENTS with respect to VIVUS); provided TANABE shall reimburse VIVUS’ patent costs for prosecuting and maintaining the VIVUS PATENTS outside the TERRITORY, such reimbursement creditable against any payments due by TANABE under any license obtained pursuant to Section 2.5(b). TANABE shall promptly give notice to VIVUS of the grant, lapse, revocation, surrender, invalidation or abandonment of any TANABE PATENT. VIVUS shall promptly give notice to TANABE of the grant, lapse, revocation, surrender, invalidation or abandonment of any VIVUS PATENT. In the event that applicable law in any country of TERRITORY provides for the extension of the term of any TANABE PATENT which TANABE is prosecuting or maintaining, TANABE shall apply for and use its reasonable efforts to obtain such an extension and VIVUS agrees to cooperate with TANABE in obtaining such extension. In the event that applicable law in any country of TERRITORY provides for the extension of the term of any VIVUS PATENT which VIVUS is prosecuting or maintaining, VIVUS shall apply for and use its reasonable efforts to obtain such an extension and TANABE agrees to cooperate with VIVUS in obtaining such extension.

15.                               Infringement

15.1                        THIRD PARTY Infringement. If VIVUS or TANABE becomes aware of any activity that it believes represents a substantial infringement of the TANABE PATENT, the Party obtaining such knowledge shall promptly advise the other of all relevant facts and circumstances pertaining to the potential infringement. VIVUS and TANABE shall thereafter consult and cooperate fully to determine a course of action, including but not limited to, the commencement of legal action to terminate any infringement of the TANABE PATENT. However, TANABE shall have the first right to initiate and prosecute such legal proceedings, at its own expense and in the name of TANABE, and to control the defense of any declaratory judgment action relating to the

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TANABE PATENT. VIVUS shall cooperate with TANABE in such effort, including being joined as a party to such action if necessary.

15.2                        VIVUS Right to Pursue THIRD PARTY Infringers. If TANABE does not proceed, within sixty (60) days after receiving notice from VIVUS of a potential infringement of TANABE PATENT or within sixty (60) days after providing VIVUS with notice of such infringement, either (i) in terminating such infringement or (ii) in instituting an action to prevent continuation thereof, or if TANABE notifies VIVUS that it does not plan to terminate the infringement of TANABE PATENT or to institute any such action, then VIVUS shall have the right to do so. TANABE shall cooperate with VIVUS in such effort, including being joined as a party to such action if necessary.

15.3                        Updating. Each Party shall keep informed of development in any action or proceeding relating to the TANABE PATENT or VIVUS PATENT including, to the extent permissible by law, the state of any settlement negotiations and the terms of any offer related thereto.

15.4                        Damage Award or Settlement Payments. Any damage award or settlement payments made in connection with any action relating to infringement of TANABE PATENT in the TERRITORY, whether obtained by judgment, settlement or otherwise shall belong to the Party which instituted the action in accordance with this Article 15; provided, where such lawsuit or action was initiated by TANABE and VIVUS has joined and actively participated thereto, any recovery from such lawsuit shall be used to: (i) first reimburse TANABE for expenses actually incurred by TANABE in connection with such lawsuit (including attorneys fees and professionals fees), (ii) then to reimburse VIVUS for expenses actually incurred by VIVUS in connection with such lawsuit (including attorneys fees and professionals fees), and (iii) then the remainder, if any, shall be allocated between TANABE and VIVUS on a [***] basis respectively.

15.5                        Defense of THIRD PARTY Claims.

(a)                                 If a THIRD PARTY asserts that a patent or other right owned by it is infringed by the development, manufacture, use or sale of any PRODUCT, VIVUS shall be solely responsible for defending against, or at is option settling, any such assertions at its cost and expense (so long as VIVUS has the right to sell such PRODUCT hereunder), excluding any claims subject to TANABE’s defense obligations under the following Section 15.5(b).

(b)                                 If a THIRD PARTY asserts that a patent or other right owned by it is infringed by (i) the manufacture of any BULK DRUG SUBSTANCE or BULK DRUG TABLETS by or on behalf of TANABE, or (ii) the sale of any

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PRODUCT sold or transferred by or on behalf of TANABE outside the TERRITORY, TANABE shall be solely responsible for defending against, or at is option settling, any such assertions at its cost and expense, excluding any claims subject to VIVUS’ defense obligations under the foregoing Section 15.5(a).

(c)                                  With respect to any claim of infringement alleged under this Section, the Parties shall meet and discuss the appropriate action to take to address such claim, including without limitation, (i) replacing or modifying the allegedly infringing PRODUCT, BULK DRUG SUBSTANCE OR COMPOUND or parts thereof, with other suitable and reasonably equivalent technology or parts so that they become non-infringing (ii) defending such action, or (iii) settling such action, including obtaining a license from a THIRD PARTY to manufacture, use or sell, as appropriate, such PRODUCT, BULK DRUG SUBSTANCE, or COMPOUND.

16.                               Warranties and Indemnification.

16.1             Warranties of Each Party. Each Party hereto represents to the other that it has the right to enter into this Agreement and to carry out all of the provisions hereof.

16.2             Encumbrances. TANABE expressly warrants and represents that it has no outstanding encumbrances or agreements, either written, oral, or implied, in connection herewith, and that it has not granted and will not grant during the term of this Agreement or any renewal hereof, any rights, license, consent or privilege that conflict with the rights granted herein. TANABE further represents and warrants, to the best of its knowledge as of the EFFECTIVE DATE, that (i) the TANABE PATENTS, TANABE KNOW-HOW and INFORMATION are not currently being infringed by a THIRD PARTY, and (ii) that other than [***] and [***] and any corresponding patent application claiming priority thereto (excluding any new matter contained within such corresponding patent application), under which the patent owners may allege infringement, the development, manufacture, use and/or sale of the BULK DRUG SUBSTANCE, BULK DRUG TABLETS, COMPOUND and/or PRODUCT do not infringe any property rights of any THIRD PARTY.

16.3             Authorization. Each Party hereby warrants that the execution, delivery and performance of this Agreement has been duly approved and authorized by all necessary corporate or partnership actions of itself; does not require any shareholder or partnership approval which has not been obtained or the approval and consent of any trustee or the holders of any indebtedness of itself; does not contravene any law, regulation, rules or order binding on itself, and does not contravene the provisions of

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or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which it is a signatory.

16.4             No Liability for Consequential Damages and Limitation of Liability. Neither Party shall be liable to the other for incidental or consequential damages arising out of or related to the subject matter of this Agreement.

16.5             Indemnification.

(a)                                 Subject to compliance by TANABE or its AFFILIATES with its obligations set forth in Section 16.6, VIVUS shall defend, indemnify, and hold harmless TANABE, its AFFILIATES and their respective directors, officers, employees and agents (each a “TANABE Indemnitee”), from and against any and all THIRD PARTY claims, demands, losses, liabilities, expenses, and damages including reasonable attorneys’ fees (collectively, the “Liabilities”) which such TANABE Indemnitee may suffer, pay, or incur to the extent resulting from (i) any breach of a representation, warranty, covenant or obligation of VIVUS under this Agreement, (ii) any negligent or more culpable act of VIVUS under this Agreement, or (iii) any and all personal injury (including death) and property damage to the extent caused by development, manufacture, use or marketing of BULK DRUG TABLETS, BULK DRUG SUBSTANCE, COMPOUND, and/or PRODUCT by VIVUS, its AFFILIATES or their SUBLICENSEES, excluding, however, any Liabilities subject to TANABE’s indemnification obligation under the following Section 16.5(b). VIVUS’ obligations under this Section 16.5(a) shall survive the expiration or termination of this Agreement for any reason.

(b)                                 Subject to compliance by VIVUS with its obligations set forth in Section 16.6, TANABE shall defend, indemnify and hold harmless VIVUS, its AFFILIATES and their SUBLICENSEES and their respective directors, officers, employees and agents (each a “VIVUS Indemnitee”), from and against any and all Liabilities which such VIVUS Indemnitee may suffer, pay or incur to the extent resulting from (i) any breach of a representation, warranty, covenant or obligation of TANABE under this Agreement, (ii) any negligent or more culpable act of TANABE under this Agreement, or (iii) any and all personal injury (including death) and property damage to the extent caused by development, manufacture, use or marketing of BULK DRUG TABLETS, BULK DRUG SUBSTANCE, COMPOUND and/or PRODUCT by TANABE, its AFFILIATES or their SUBLICENSEES, excluding, however, any Liabilities subject to VIVUS’ indemnification obligation under Section 16.5(a) above. TANABE’s obligations under this Section 16.5(b) shall survive expiration or termination of this Agreement for any reason.

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16.6             Indemnification Procedures. In the event a Party intends to claim indemnification under Section 16.5 for itself or its indemnitee (the “Indemnitee”), such Party shall promptly notify the other Party (the “Indemnitor”) in writing of any matter in respect of which the Indemnitee intends to claim such indemnification. The Indemnitee shall permit the Indemnitor, at its discretion, to settle any such matter and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not adversely (i) affect the Indemnitee’s rights under this Agreement or (ii) impose any material obligations on the Indemnitee in addition to those set forth herein in order for Indemnitee to exercise rights under this Agreement. No settlement of any such matter which materially and adversely affect the Indemnitee’s rights under this Agreement or impose any material obligations on the Indemnitee in addition to those set forth herein in order for Indemnitee to exercise rights under this Agreement may be made by the Indemnitor without the prior written consent of the Indemnitee. The Indemnitee shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee and its directors, officers and employees shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any matter covered by the applicable indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expenses in connection with any matter that is subject to indemnification. It is understood that only a Party may claim indemnity under this Section 16 (on its own behalf or on behalf of its Indemnitee), and other TANABE Indemnitees and VIVUS Indemnitees may not directly claim indemnity hereunder.

17.                               TRADEMARK.

VIVUS shall be responsible for the selection and registration of all TRADEMARKS which it employs in connection with PRODUCT in the TERRITORY. VIVUS shall obtain a written consent of TANABE prior to the registration of TRADEMARK, which consent shall not be unreasonably withheld or delayed. TANABE shall have the right to register and use the same TRADEMARK exclusively and free of charge in connection with the marketing of the ORAL PRODUCT outside the TERRITORY; provided, such TRADEMARK shall be used by TANABE solely with the ORAL PRODUCT and not with any other product. It is understood and agreed that additional marks may be used with the PRODUCTS, including without limitation the VIVUS mark, and that such additional marks shall not be subject to the assignment provisions of Sections 21.1 or 21.2.

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18.           Confidentiality and Publication.

18.1             Confidentiality. Each Party hereto shall treat all the information received from the other Party in connection with this Agreement (including the information disclosed before the execution of this Agreement) as confidential, not to be disclosed to any other person, company or firm and not to be used for any other purpose than for the purpose of this Agreement either before or after the expiration or termination of this Agreement except the following information:

(a)                                 information which at the time of the disclosure is part of the public knowledge;

(b)                                 information which, after the disclosure, becomes part of the public knowledge by publication or otherwise, except through acts or omissions of the receiving Party;

(d)                                 information which the receiving Party can establish by competent proof was in the receiving Party’s possession at the time of the disclosing Party’s disclosure;

(e)                                  information which was otherwise developed independently by the receiving Party, as demonstrated by written records kept in the ordinary course of business; and

(e)                                  information which the receiving Party lawfully receives from a THIRD PARTY; provided, however, that such information was not obtained by said THIRD PARTY directly or indirectly from disclosing Party under a confidential obligation.

Notwithstanding the foregoing, each Party, may disclose confidential INFORMATION to the governmental or other regulatory authorities to the extent that such disclosure (i) is necessary for the filing, prosecution and enforcement of patents, or authorizations to conduct preclinical studies, CLINICAL STUDIES or POST REGISTRATION STUDIES to commercially market PRODUCT, provided such Party is then otherwise entitled to engage in such activities in accordance with the provisions of this Agreement, or (ii) is legally required.

18.2             Publication. Each Party shall submit to the other Party any proposed scientific publication containing confidential INFORMATION of the other Party at least thirty (30) days in advance of submission thereof for the public disclosure to allow that Party to review such proposed disclosure. The reviewing Party shall promptly review such proposed scientific publication and make any objections that it may have to the publication of the confidential INFORMATION contained therein. Should the reviewing Party make an objection to the publication of the confidential

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INFORMATION, then the Parties will discuss the merits of publishing; provided, however, that in any case, no publication of confidential INFORMATION shall take place under this Section 18.2 without the disclosing Party’s prior written approval thereof or unless the obligations of confidentiality as to such confidential INFORMATION shall be waived pursuant to Section 18.1 or disclosure of confidential INFORMATION is authorized under Section 18.1. Parties agree that review of scientific abstracts will take place on an expedited basis, with the reviewing Party having seven (7) business days to submit comments and make objections.

18.3             Publicity. Each Party agrees that the other Party may issue a press release concerning the entering into of this Agreement, with the content of such releases to be approved by the non-issuing Party (which consent shall not be unreasonably withheld or delayed). In all other respects, except as required by law, neither Party shall publicly use the name of the other Party or any logos or symbols associated with the other Party without the prior written approval of such other Party. Except as provided above, such as wherein VIVUS is permitted to use TANABE’s name and logo in connection with the PRODUCT neither Party shall publicly disclose the terms of this Agreement or issue any publicity release with regard thereto unless expressly authorized to do so by the other Party. Once a particular disclosure has been approved for disclosure, either Party may make disclosures which do not differ materially therefrom without any need for further consents.

19.                               Reports on ADVERSE DRUG REACTION.

Within one-hundred and eighty (180) days after the EFFECTIVE DATE, the STEERING COMMITTEE shall meet and prepare a plan for sharing and submitting INFORMATION and filing reports to various governmental agencies on PRODUCT under CLINICAL STUDIES and marketed PRODUCT, including without limitation safety related information and ADVERSE DRUG REACTION information.

20.                               Term and Termination

20.1             Term. On a country-by-country and on a PRODUCT-by-PRODUCT basis, the term of this Agreement shall continue until the later of (i) ten years after the DATE OF FIRST SALE for a particular PRODUCT, or (ii) expiration of the last to expire patents within the TANABE PATENTS covering such PRODUCT in such country.

20.2             Termination due to Breach. Without prejudice to any remedy or claims it may have against the other Party for material breach of this Agreement, either Party shall be entitled to terminate this Agreement by giving the other Party at least thirty (30) days’ prior notice in writing if the other Party should materially breach any of the provisions or conditions of this Agreement and if after having been given a written

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warning the other Party should fail to discontinue or should fail to make good such material breach within ninety (90) days after receipt of the warning.

20.3             Termination due to Insolvency or Bankruptcy. In the event of insolvency or bankruptcy of either Party or appointment of a trustee or receiver for either Party, it shall immediately notify the other Party to that effect. In any such event, the Party so notified shall have the right to terminate this Agreement at any time.

20.4             Permissive Termination. In the event that a PRODUCT is deemed to be (i) insufficiently effective or insufficiently safe relative to other PDE5 INHIBITOR compounds based on published information, or (ii) not economically feasible to develop due to unforeseen regulatory hurdles or costs as measured by standards common in the pharmaceutical industry for this type of product, VIVUS shall have the right to terminate this Agreement with respect to such PRODUCT.

21.                               Rights and Duties on Expiration and Termination

21.1             Rights and Duties on Expiration. Following Sections shall apply to the case of expiration of this Agreement, pursuant to Section 20.1:

(a)                                 VIVUS agrees to transfer to TANABE, free of charge, its ownership of the TRADEMARK as VIVUS used for the ORAL PRODUCT, provided, however, that the Parties shall, upon request of VIVUS, execute a simple TRADEMARK license agreement under which VIVUS continues to use on an exclusive basis said TRADEMARK for the ORAL PRODUCT in the TERRITORY as long as VIVUS continues the marketing of the ORAL PRODUCT in the TERRITORY. Under such TRADEMARK license agreement, VIVUS shall pay to TANABE a royalty equal to two percent (2%) of the NET SALES of the ORAL PRODUCT marketed with such TRADEMARK for the first three (3) years following expiration of this Agreement, and a royalty equal to one percent (1%) of the NET SALES of the ORAL PRODUCT marketed with such TRADEMARK for two additional years thereafter. Thereafter, VIVUS shall be free to use such TRADEMARK in conjunction with the marketing and sale of ORAL PRODUCTS free of charge.

(b)                                 Upon expiration of this Agreement in a particular country, VIVUS shall have a perpetual, irrevocable, fully paid-up license to practice the TANABE KNOW-HOW in such country.

21.2             Rights and Duties on Termination. Following Sections shall apply to the case of termination of this Agreement pursuant to Sections 20.2 and 20.3 due to VIVUS’

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breach or insolvency or to the case of termination of this Agreement with respect to a particular PRODUCT pursuant to Section 20.4 (except, the following Sections shall only apply, as applicable, with respect to such particular PRODUCT and not with respect to any other PRODUCT):

(a)                                 VIVUS agrees to transfer to TANABE, free of charge, its ownership of the TRADEMARK as VIVUS used for the PRODUCT, and VIVUS shall immediately stop using such TRADEMARK. Thereafter, VIVUS shall not use any trademark which is similar to or confusing with the TRADEMARK.

(b)                                 VIVUS shall, upon TANABE’s request, if applicable, provide to TANABE or its nominee, free of charge, all the DRUG APPROVAL APPLICATION and REGULATORY APPROVAL for the PRODUCTS (in the event VIVUS has not applied for DRUG APPROVAL APPLICATION or REGULATORY APPROVAL for a particular PRODUCT in a particular country, VIVUS shall provide to TANABE all the INFORMATION VIVUS reasonably would have included in such application or approval). TANABE shall only use the VIVUS INFORMATION contained with such DRUG APPROVAL APPLICATION or REGULATORY APPROVAL for applying for and obtaining regulatory approval for the PRODUCTS, and not for any other use.

(c)                                  TANABE or its nominee(s) shall have the optional rights to take over all or any part of the remaining stocks of the BULK DRUG SUBSTANCE and the PRODUCT in the warehouses and factories of VIVUS at such prices as may be agreed between the Parties.  VIVUS shall not thereafter market or manufacture any PRODUCT covered by this Agreement. In case TANABE or its nominee(s) do not exercise the optional rights to take over the stocks of the BULK DRUG SUBSTANCE and the PRODUCT pursuant to this Section 21.2(c), VIVUS shall have the right to sell the residual salable or usable stocks of the PRODUCT for the term of six (6) months after the termination of this Agreement, provided that the payment defined in this Agreement for such remaining stocks shall be made accordingly.

21.3             Rights and Duties on Expiration and Termination. The following Sections shall apply to the case of expiration under Section 20.1 and termination under Sections 20.2, 20.3, and 20.4 of this Agreement:

(a)                                 Neither Party shall be entitled to claim from the other Party any sum in respect of compensation whether for loss of profits or otherwise for the cessation of the benefits of this Agreement, and either Party expressly waives all rights (if any) which it may have to any such compensation.

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(b)                                 Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of, or default under, this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching Party may be entitled to injunctive relief as a remedy for any such breach..

(c)                                  Except as required to exercise their respective surviving rights as set forth in Sections 20.4 or 21.3(d), each Party shall surrender to other Party all written INFORMATION of the other Party, except those which have to be retained by such Party according to the laws or regulations, and shall not thereafter use or disclose any confidential INFORMATION of the other Party.

(d)                                 Sections 2.5, 12.1, 12.4, 12.5, 12.6, 16.5, and 20.1, and Articles 1, 18, 19, 21, 24, 26, 27, 28, 29, 30, 31, 32 and 33 and such provisions hereof as are required for the interpretation or enforcement of those Articles and Sections, shall survive and remain valid thereafter. Except as provided in this Section 21.3 (d) all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

22.                               TANABE Change in Control.

In the event TANABE Change in Control occurs during the term of this Agreement, VIVUS shall have the right, exercisable upon written notice to TANABE delivered at any time within sixty (60) days after the effective date of such TANABE Change in Control, to eliminate from this Agreement, TANABE’s right to co-promote the PRODUCT in the TERRITORY as provided in Section 2.4. For purposes of this Agreement, “TANABE Change in Control” shall mean any transaction or series of related transactions by which a THIRD PARTY pharmaceutical company acquires or becomes the beneficial owner of (i) fifty percent (50%) or more of the outstanding voting securities of TANABE or the surviving entity, whether by merger, consolidation, reorganization, tender offer or other similar means, or (ii) all or substantially all of the assets of TANABE.

23.                               VIVUS Change in Control

In the event VIVUS Change in Control occurs during the term of this Agreement and the policy, strategy or priority of VIVUS relating to the DEVELOPMENT WORK or the marketing of the PRODUCT has been or is reasonably expected to materially fail to meet its obligations as provided in Article 5 and 6, TANABE shall have the right, exercisable

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upon written notice to VIVUS delivered at any time within four (4) months after the effective date of such VIVUS Change in Control, to terminate this Agreement. For purposes of this Agreement, “VIVUS Change in Control” shall mean any transaction or series of related transactions by which a THIRD PARTY pharmaceutical company acquires or becomes the beneficial owner of (i) fifty percent (50%) or more of the outstanding voting securities of VIVUS or the surviving entity, whether by merger, consolidation, reorganization, tender offer or other similar means, or (ii) all or substantially all of the assets of VIVUS.

24.                               Assignment and Transfer

24.1             Either Party may, at its sole discretion, but with reasonable prior notice to the other Party, designate and cause its AFFILIATE to perform all or part of its obligations under this Agreement or to have the benefit of all or part of its rights under this Agreement. In any such event, the name “TANABE” or “VIVUS” appearing herein shall be deemed to be the name of such AFFILIATE to the extent necessary to carry out the intent of this Section 24.1, and the performance of the obligations of such AFFILIATE shall be deemed guaranteed by the Party which has made such designation. In addition to the foregoing, either Party may assign this Agreement, without the consent of the other Party to a party that acquires all or substantially all of its business or assets, whether by merger, acquisition, sale or otherwise.

24.2             This Agreement shall be binding upon and inure to the benefit of TANABE and VIVUS and their successors or assignees, provided that any such successor or assignee shall have acquired all or substantially all of the stock or assets of the predecessor by merger, purchase, or otherwise. Otherwise, the rights and obligations set forth in this Agreement shall be not assignable (except to the limited extent provided in the foregoing Section 24.1) without the prior consent in writing of the other Party hereto, such consent not to be unreasonably withheld.

Any acquiring entity shall provide to the non-assigning party, a written commitment that it will use the same efforts, commensurate with the assigning party’s efforts, to fully perform under this Agreement, including without limitation, to adhere to the current DEVELOPMENT PLAN (timing, budget and milestones) then in effect.

25.                               Force Majeure.

Neither Party shall be responsible for a failure or delay in performance of any of its obligations hereunder due to force majeure such as war, insurrection, strikes, acts of God, governmental action, or any other contingency beyond its control. However, the Party which is affected by any force majeure shall contact the other Party for discussion of possible emergency measures.

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26.                               Notice.

Any and all notices required to be given under this Agreement shall be made by registered airmail and shall be addressed to the Parties at their respective offices first above referred to, except that either Party may change such office by notice in accordance with this Article 26.

27.                               Governing Law.

This Agreement and any dispute, including without limitation any arbitration, arising from performance or breach hereof shall be governed by and construed and enforced in accordance with the following: (i) if a dispute is filed in court or in arbitration by VIVUS, the laws of Japan shall govern such dispute, and (ii) if a dispute is filed in court or in arbitration by TANABE, the laws of the state of California shall govern such dispute, in each case without reference to conflicts of law principles.

28.                               Arbitration.

All disputes, controversies, or differences which may arise between the Parties, out of or in relation to or in connection with this Agreement or the breach thereof, shall be finally settled by arbitration pursuant to the then obtaining Rule of Arbitration of the International Chamber of Commerce, by which each Party hereto agrees to be bound. Such arbitration shall be held in Osaka, Japan, if initiated by VIVUS, and in Palo Alto, California if initiated by TANABE. The Parties shall, however, attempt in good faith to amicably settle the disputes, controversies or differences by negotiations before having recourse to the arbitration procedure. It is understood and agreed that the filing by a Party of an action that is subject to this Section, whether in court or in arbitration, shall constitute an “initiation” of arbitration. Each Party agrees that any such action filed in court shall be stayed pending the outcome of the related arbitration.

Notwithstanding the then obtaining Rule of Arbitration of the International Chamber of Commerce, any arbitration shall be conducted by a panel of three arbitrators (the “Panel”). Each Party shall have the right to appoint one (1) member to the Panel, with the third member of the Panel to be mutually agreed to by the two Panel members appointed by the Parties. All Panel members shall be selected from a pool of independent arbitrators. Each Party shall make its appointment within thirty (30) days of receipt of a written request by a Party to initiate arbitration, and the third Panel member shall be selected by the two Panel members with thirty (30) days of the selection of the first two Panel members. All arbitration proceedings, including without limitation the filing of any documents, papers, and/or motions relating thereto, shall be made in the English language. In the event of any dispute concerning the construction or meaning of such

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documents, papers and/or motions, reference shall be made only to such documents, papers and/or motions as written in English and not to any translation into any other language.

29.                               Authentic Text.

This Agreement is entered into in the English language. In the event of any dispute concerning the construction or meaning of this Agreement, reference 34 shall be made only to this Agreement as written in English and not to any translation into any other language.

30.                               Interpretation.

Unless expressly set forth, the use of the singular form of terms herein shall include the plural and the use of the plural form of terms herein shall include the singular. Headings are for reference only and shall not be used to interpret this Agreement.

31.                               No Waiver.

The failure of either Party to enforce any provision of this Agreement at any time shall not be construed as a present or future waiver of such or any other provision of this Agreement. The express waiver by either Party of any provision or requirement hereunder shall neither be deemed nor operate as a future waiver of such or any other provision or requirement.

32.                               Entire Agreement.

This Agreement represents the entire agreement and understanding, as of the EFFECTIVE DATE, between the Parties with respect to the subject matter hereof and shall supersede all prior agreements, negotiations, understanding, representations, statements, and writings between the Parties relating thereto. No modification, alteration, waiver or change in any term or provision of this Agreement shall be valid or binding upon the Parties unless made in writing and duly executed by each of the Parties.

33.                               Severability.

Any provision of this Agreement which is invalid or unenforceable shall be invalid or unenforceable only to the extent of such invalidity or unenforceability, and the validity or enforceability of any other provision of this Agreement shall not be affected. The Parties shall replace such invalidated or unenforceable provision by valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the replaced provision.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

34.                               Injunctive Relief.

Each Party acknowledges and agrees that without resorting to prior mediation or arbitration, either Party, in addition to any other remedies that may be available in law, in equity or otherwise, shall be entitled to seek temporary and permanent injunctive relief in order to enforce its rights under this Agreement, without the necessity of proving actual damages or the posting of any bond.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers as of the EFFECTIVE DATE.

TANABE SEIYAKU CO., LTD.		VIVUS, INC.

/s/ Toshio Tanaka		/s/ Leland F. Wilson
By:	Toshio Tanaka	By:	Leland F. Wilson
Title:	President and Chief Executive Executive Officer Representative Director	Title:
Date:	January 21, 2001	Date:	January 21, 2001

Attachment:

Appendix-A =  List of the TANABE PATENT which covers the COMPOUND as of the EFFECTIVE DATE

Appendix-B =  DEVELOPMENT PLAN

Appendix-C =  STEERING COMMITTEE Guidelines

Appendix-D =  Manufacture of the BULK DRUG SUBSTANCE

Appendix-E =  Draft SPECIFICATIONS

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix-A

List of the TANABE PATENT

which covers the COMPOUND as of the EFFECTIVE DATE

[***]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix-B

DEVELOPMENT PLAN

[To be attached here]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix-C

STEERING COMMITTEE Guidelines

STEERING COMMITTEE shall be responsible for managing all aspects of the relationship between the Parties to the extent not set forth in this Agreement, including but not limited to: (i) reviewing study protocols and making decisions on any proposed changes to the agreed DEVELOPMENT PLAN; (ii) monitoring and assisting progress of DEVELOPMENT WORK according to the agreed DEVELOPMENT PLAN; (iii) assessing the results of the CLINICAL STUDIES and non-clinical studies, (iv) discussing and resolving any drug supply and regulatory issue and (v) monitoring and supervising marketing, publications and publicity strategies and plans, in the TERRITORY. The STEERING COMMITTEE may adopt and revise policies under which VIVUS shall manage the agreed DEVELOPMENT PLAN.

1.                                      Composition.

Within one (1) month of the EFFECTIVE DATE, each Party shall, by notice hereunder to the other, appoint one (1) chief representative and one (1) project manager to serve on the STEERING COMMITTEE to the extent it has not already done so. Each chief representative shall represent each Party and be responsible for performing the objectives of the STEERING COMMITTEE. Each project manager shall maintain regular communications between the Parties, serving as each Party’s liaison and shall be responsible for organizing a development sub-committee and a marketing sub-committee (collectively, “Sub-Committees”). Subject to the requirements of the preceding sentence, at any time during the term of this Agreement, either Party may, by notice hereunder to the other, change or replace any of its chief representative or project manager on the STEERING COMMITTEE as it sees fit. Each Party’s Sub-Committees shall have that Party’s scientific, technical and regulatory expertise relating to the DEVELOPMENT WORK, and marketing and business development expertise relating to the PRODUCT. In addition, the STEERING COMMITTEE may invite either Party’s or outside non-voting experts as the need arises.

2.                                      Meetings.

The STEERING COMMITTEE shall hold its first official meeting within one (1) month of the EFFECTIVE DATE unless otherwise agreed by the Parties. At this first (1st) meeting, the STEERING COMMITTEE shall decide the scheduling of meetings. The STEERING COMMITTEE shall meet at least two (2) times per year, at places and on dates selected by each Party in turn.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.                                     Voting.

Each Party shall have one (1) vote on the STEERING COMMITTEE. Upon unanimous vote (except as provided in Section 4 below) all decisions of the STEERING COMMITTEE shall be binding on the Parties.

4.                                      Dispute Resolution.

Both TANABE and VIVUS are mutually responsible for ensuring the success of this Agreement in accordance herewith. Therefore, TANABE and VIVUS hereby agree to frankly discuss and attempt to resolve in good faith any conflicts which arise in ways which will promote the continuing goodwill between the Parties. If the members of the STEERING COMMITTEE cannot resolve any disagreement after good faith attempts to resolve such disagreement in a commercially reasonable fashion, then either of the Parties may refer the disagreement to a personal face-to-face meeting between the head of Research and Development of TANABE (or nearest equivalent) and the head of Research and Development of VIVUS (or nearest equivalent). If such persons cannot resolve the disagreement within one (1) month after such personal face-to-face meeting, then VIVUS will cast the deciding vote taking due consideration of TANABE’s opinion.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix-D

Manufacture and supply of the

BULK DRUG SUBSTANCE and BULK DRUG TABLETS

1.                                      General Supply Terms.

The following terms are applicable to both supplies for development and commercial use. It is understood and agreed that for this Appendix D, the use of the term BULK DRUG SUBSTANCE shall mean the BULK DRUG SUBSTANCE and/or BULK DRUG TABLETS, as applicable.

1.1                               Order Forecast. At least eight (8) months prior to the beginning of each month, VIVUS shall provide to TANABE an order forecast for the supply during such month of the BULK DRUG SUBSTANCE.

1.2                               Firm Order. VIVUS shall place with TANABE a firm order at least one-hundred and twenty (120) days before the desired shipping date. Such firm order shall fall within the range from ninety percent (90%) to one hundred and twenty percent (120%) of such order forecast. TANABE shall accept all such orders.

1.3                               Form of Order. VIVUS’ orders shall be made in writing and shall provide for shipment in accordance with reasonable delivery schedules. No terms contained in any firm order, order acknowledgment or similar standardized form shall be construed to amend or modify the terms of this Agreement and in event of a conflict, this Agreement shall control unless otherwise expressly agreed in writing.

1.4                               Delivery. TANABE agrees to ship quantities of the BULK DRUG SUBSTANCE ordered in accordance with Paragraph 1.2 on or about (but not later than seven (7) business days after the specified date) the dates specified in VIVUS’ firm orders. The BULK DRUG SUBSTANCE shall be delivered to a carrier designated by VIVUS (FCA Place of Manufacture, Incoterms 2000). The packaging for shipment shall be sufficiently protective toward the BULK DRUG SUBSTANCE.

1.5                               Invoice. TANABE shall send a single invoice upon delivery of each lot of the BULK DRUG SUBSTANCE to VIVUS at the address to be specified by it in writing on its firm order.

1.6                               Duty. Any duty incurred, imposed or levied after the shipping point of the BULK DRUG SUBSTANCE shall be borne solely by VIVUS. TANABE shall use reasonable efforts to cooperate with VIVUS in eliminating all duties.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.7                               Quality Control. In order to ensure the quality of the PRODUCTS, including maximizing the PRODUCT shelf life, the Parties shall meet and agree upon when BULK DRUG SUBSTANCE shall be delivered to VIVUS after their manufacture by TANABE.

1.8                               Acceptance or Rejection of the BULK DRUG SUBSTANCE

(a)         VIVUS shall examine each lot of the BULK DRUG SUBSTANCE for compliance with SPECIFICATIONS and any damage, defects or shortage, not later than thirty (30) days of receipt thereof. If VIVUS believes that any of such lot does not comply with the SPECIFICATIONS or is defective or damaged, VIVUS shall promptly, but not later than said thirty (30) days after receipt of such lot, notify TANABE and, if appropriate, send a sample of such lot to TANABE. Failure of VIVUS to reject a lot of the BULK DRUG SUBSTANCE in the manner set forth above shall constitute acceptance thereof.

(b)         Any claim notified by VIVUS pursuant to preceding Paragraph 1.8(a) shall be accompanied by a report of analysis, including an adequate sample of such lot of the BULK DRUG SUBSTANCE analyzed, and shall be handled as hereafter set forth in this Paragraph 1.8.

(c)          Should VIVUS reject any lot of the BULK DRUG SUBSTANCE under Paragraph 1.8(a) and TANABE agrees that such rejection is justified, TANABE shall promptly reimburse VIVUS for the supply price payment invoiced and paid for such lot of the BULK DRUG SUBSTANCE or cancel the invoice (if not yet paid) and replace the shipment or remedy the deficiency promptly.

(d)         Should VIVUS reject any lot pursuant to Paragraph 1.8(a), and TANABE and VIVUS, after good faith negotiation, fail to agree that such rejection is justified, the Parties shall mutually agree on an independent THIRD PARTY to evaluate all documentation relating to such lot of the BULK DRUG SUBSTANCE, which include but not limited to, certificate of analysis, certificate of compliance and report of analysis, and other relevant INFORMATION developed by either or both of the Parties relating thereto to ascertain whether the rejection is justified. If the THIRD PARTY determines that VIVUS’ rejection is justified, TANABE shall pay for the costs of the independent THIRD PARTY’s review, and the rejected BULK DRUG SUBSTANCE shall be handled as described in preceding Paragraph 1.8(c). If the THIRD PARTY determines that VIVUS’ rejection is not justified, VIVUS shall pay for the costs of the independent THIRD

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PARTY’s review, and the rejected BULK DRUG SUBSTANCE shall be accepted by VIVUS.

1.9                               Hidden Defect.

If a defect is found in any lot of the BULK DRUG SUBSTANCE shipped by TANABE, which could not reasonably be expected to have been found by diligent and adequate inspection by VIVUS pursuant to its obligations under the Paragraph 1.8(a), such as stability, and if such defect is claimed to TANABE within six (6) months from the date of the receipt thereof, any such claim by VIVUS shall be handled pursuant to the Paragraphs 1.8(b), (c) and (d).

2.             Manufacture.

2.1                               SPECIFICATIONS. TANABE shall manufacture and package the BULK DRUG SUBSTANCE which conform to the SPECIFICATIONS. A draft of SPECIFICATIONS shall be attached to the Agreement as Appendix-E and may be modified from time to time by prior written agreement between TANABE and VIVUS.

2.2                               CGMP Manufacture. TANABE shall carry out all manufacturing, packaging and quality control operations in accordance with the current requirements of United States and European Good Manufacturing Practice (the “CGMP”). TANABE shall maintain an appropriate manufacturing authorization and thus maintain adequate premises, equipment, knowledge, and experienced and competent personnel to perform the work in compliance with the CGMP applicable to the particular country within the TERRITORY. TANABE shall refrain from any activity which adversely affects the quality of the BULK DRUG SUBSTANCE.

2.3                               Manufacturing Records. TANABE shall keep full and complete records of every production lot in accordance with generally accepted industry practices including, but not limited to, the lot production records for each lot supplied (hereinafter referred to as “Records”).

2.4                               Audit. VIVUS may, at periodic intervals, audit the TANABE operation to ensure that the principles of CGMP continue to be followed. TANABE shall inform VIVUS from time to time and whenever requested by VIVUS, of the location of the Records, and shall permit VIVUS’ representatives, for the purpose of quality audit, to have all reasonable access to the Records, TANABE’s manufacturing, warehousing, packaging and laboratory areas, during normal business hours, to the extent VIVUS notifies TANABE in writing reasonably prior to the audit. Should VIVUS, after its audit, notify TANABE of any deficiencies, TANABE

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall provide VIVUS with a response with proposed corrective actions within thirty (30) days of such notice and then promptly thereafter rectify any deficiencies noted during the course of audit by VIVUS, provided TANABE agrees with VIVUS’ comments, which agreement shall not be unreasonably withheld or delayed. In addition, VIVUS shall have the right to audit TANABE’s Records and documentation as it relates to the manufacture of the BULK DRUG SUBSTANCE, during normal business hours, to the extent such audit is needed to comply with CGMP and any applicable regulatory requirements.

2.5.                            THIRD PARTY Manufacture. TANABE may sub-contract any work relating to the manufacture of the BULK DRUG SUBSTANCE, provided, however, the manufacturing so sub-contracted shall be subject to the same terms and conditions as recited herein including but not limited to the right to audit the Records and inspect facilities. VIVUS shall have the right to approve such sub-contractor prior  43 to the selection, in case such sub-contracting is related to the final stage of the manufacture of the BULK DRUG SUBSTANCE, which approval shall not be unreasonably withheld or delayed.

2.6.                            Regulatory Inspections. In case TANABE receives advance notice of any proposed inspection by regulatory agencies such as the FDA or EMEA of its facility involving the BULK DRUG SUBSTANCE, TANABE shall promptly notify VIVUS to that effect. In case the inspections conducted by such regulatory agencies involve the BULK DRUG SUBSTANCE, TANABE shall inform VIVUS of the summary of such results.  At VIVUS’ request, TANABE shall cooperate in the investigation of any query or complaint concerning the BULK DRUG SUBSTANCE, and TANABE agrees to permit VIVUS to review and comment upon any response to the inspection that TANABE shall submit prior to the response to the regulatory agencies. VIVUS’ review and comment shall be made promptly upon the receipt of TANABE’s informing the content of the response.

2.7.                            Testing. TANABE shall test or cause to be tested each lot of the BULK DRUG SUBSTANCE before delivery to VIVUS. Each test shall set forth the items tested, SPECIFICATIONS and test results in a certificate of analysis for each lot delivered to VIVUS under this Agreement. TANABE shall send such certificate of analysis together with a certificate of compliance along with the delivery of the BULK DRUG SUBSTANCE. TANABE warrants that such tests are conducted diligently, the level of which is no less strict than the standard used for other goods or products which are manufactured and sold by TANABE itself.

2.8.                            Packing and Marking. Each lot of the BULK DRUG SUBSTANCE shall be shipped in accordance with TANABE’s standard operating procedure and in

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

accordance with instructions and specifications provided by VIVUS and accepted by TANABE which acceptance shall not be unreasonably withheld or delayed. All shipments shall be accompanied by a packing slip which describes the articles, states the order number and shows the shipment destination. TANABE agrees to promptly forward the original bill of lading or other shipping receipt for each shipment of the BULK DRUG SUBSTANCE in accordance with VIVUS’ instructions to the extent such instructions are reasonable.

2.9.                            Qualification/Validation. TANABE shall be responsible for ensuring that an appropriate qualification/validation data is generated for any changes in processes, test methods and SPECIFICATIONS. TANABE shall supply VIVUS with the proposed protocols for qualification/validation, in advance of work conducted, for VIVUS’ approval which shall not be reasonably withheld or delayed. TANABE shall supply VIVUS with a copy of the qualification/validation report.

2.10.                     Compliance with Laws. TANABE shall observe and comply with all laws, ordinances, codes and regulations of government agencies which are applicable to the place where the manufacture of the BULK DRUG SUBSTANCE is carried out. In no event, shall TANABE be forced to maintain its facility or manufacture the BULK DRUG SUBSTANCE in a manner which violates the applicable laws and regulations.

3.             Representation and Warranties.

3.1                               Manufacturing Warranty. TANABE represents and warrants that the BULK DRUG SUBSTANCE manufactured by TANABE for VIVUS pursuant to the Agreement shall be manufactured in accordance with any applicable regulations pertaining to the CGMP.

3.2                               No Warranty by TANABE. Except for the express warranty set forth in Paragraph 3.1 or otherwise set forth in the Agreement, TANABE grants no other warranties, express or implied, by statute or otherwise, regarding the BULK DRUG SUBSTANCE including their merchantability and their fitness for any use, and VIVUS shall defend, indemnify and hold harmless TANABE, its AFFILIATE’s and their respective directors, officers, employees and agents, from any THIRD PARTY loss, claim, action, damage, expense or liability, including defense costs and attorneys’ fees arising out of or related to the handling, possession or use of the BULK DRUG SUBSTANCE by VIVUS.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix-E

Draft SPECIFICATIONS

Tentative SPECIFICATION and Testing Methods of BULK DRUG SUBSTANCE

[***]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Tentative SPECIFICATION and Testing Methods of BULK DRUG SUBSTANCE

[***]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.